EXHIBIT 10.37
ViewCast Corporation
2007 Executive Incentive Compensation Plan
Dave Stoner
Annual salary: $183,000
This Plan consists of two components:
1.	A quarterly bonus opportunity of up to 15% of your base salary, based on achieving quarterly revenue and profit goals

2.	An annual bonus opportunity of up to 15% of your base salary, paid based on achieving annual revenue and profit goals
Quarterly Component
Revenue
For each quarter in which 100% of the revenue goal for that quarter is reached you will be paid 7.5% of your quarterly base salary. No payment will be made for performance of less than 100% of the goal. Payments will increase in a linear fashion for performance above 100%, with no cap.
Profit
For each quarter in which 100% of the profit goal for that quarter is reached you will be paid 7.5% of your quarterly base salary. No payment will be made for performance of less than 100% of the goal. Payments will increase in a linear fashion for performance above 100%, with no cap.
Exception: For Q2, a minimum profit of $100k is required before a profitability payment will be made.
Annual Component
Revenue
You will be paid a bonus of 7.5% of your annual base salary for achieving 100% of the annual revenue goal. No payment will be made for performance of less than 100% of the goal. Payments will increase in a linear fashion for performance above 100%, with no cap.
Profit
You will be paid a bonus of 7.5% of your annual base salary for achieving 100% of the annual profit goal. No payment will be made for performance of less than 100% of the goal. Payments will increase in a linear fashion for performance above 100%, with no cap.
     Example:

	Q1	Q2	Q3	Q4	Total
Plan
Revenue	4,625,000	5,225,000	6,100,000	7,020,000	22,970,000
Profit	159,834	-58,157	354,300	771,771	1,227,748

Actual
Revenue	4,700,000	5,300,000	6,000,000	7,500,000	23,500,000
Profit	175,000	0	355,000	850,000	1,380,000

% of Plan Achieved
Revenue	101.6%	101.4%	98.4%	106.8%	102.3%
Profit	109.5%	0.0%	100.2%	110.1%	112.4%

	Q1	Q2	Q3	Q4	Total
Quarterly Bonus Potential at 100%
Revenue	3,431.25	3,431.25	3,431.25	3,431.25	13,725
Profit	3,431.25	3,431.25	3,431.25	3,431.25	13,725
Total	6,862.50	6,862.50	6,862.50	6,862.50	27,450

Quarterly Bonus Earned
Revenue	3,486.89	3,480.50	0.00	3,665.87	10,633.26
Profit	3,756.83	0.00	3,438.03	3,779.05	10,973.91
Total	7,243.72	3,480.50	3,438.03	7,444.92	21,607.17

Annual Bonus Potential at 100%
Revenue					13,725.00
Profit					13,725.00
Total					27,450.00

Annual Bonus Earned
Revenue					14,041.68
Profit					15,427.03
Total					29,468.71
Quarterly bonus payments will be made in the quarter following the quarter in which they are earned. Annual bonus payments will be made within 60 days following the end of the year in which they are earned. You must be actively employed by ViewCast on the date of payment to receive payment.
Agreement and Acknowledgement of Receipt

VIEWCAST.COM, INC.
By:	/s/ George Platt

EXECUTIVE
I , David T. Stoner, hereby acknowledge receipt of my 2007 Incentive Compensation Plan.

/s/ David T. Stoner	March 7, 2007
Signature	Date

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